                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of January 7, 1998, by and among Gemstar International Group Limited, a British Virgin Islands corporation ("GIGL"), Gemstar Development Corporation, a California corporation ("Company"), and Henry C. Yuen ("Employee").

                                  WITNESSETH:

     WHEREAS, Company and Employee are parties to an Employment Agreement, entered into as of April 1, 1994, as amended August 16, 1995 and September 1, 1996 (collectively, the "Predecessor Agreement"), pursuant to which Employee has served Company as President and Chief Executive Officer; and

     WHEREAS, GIGL and Company desire to obtain the benefit of continued service by Employee to Company and GIGL, and Employee desires to render services to Company and GIGL; and

     WHEREAS, Employee is very productive in the creation of new products, designs and ideas, both in the line of Company's business, which thus become the property of Company, and outside the Company's business, which remain the property of Employee; and

     WHEREAS, the Board of Directors of Company (the "Company Board") has determined that because of Employee's substantial experience and business relationships in connection with the business of Company and Employee's familiarity with and creation of technologies used and exploited by Company, it is in best interest of the Company and GIGL, the Company's sole shareholder, to retain the services of Employee and to provide Employee certain additional benefits; and

     WHEREAS, GIGL, Company and Employee desire to set forth in this Agreement the terms and conditions of Employee's future employment with Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree to terminate in its entirety the Predecessor Agreement, and the parties further agree as follows:

     1.  Term and Renewals; Shareholder Approval.
         ---------------------------------------

     (a) Initial Term; Shareholder Approval.
         ----------------------------------

         (i) Company agrees to employ Employee and Employee agrees to serve Company, in accordance with the terms of this Agreement, for an initial term commencing with an effective date of October 1, 1997 and ending October 31, 2002 (the "Initial Term"), unless this Agreement is earlier terminated in accordance with the provisions which follow.

          (ii) Notwithstanding the foregoing or any other provision of this Agreement, (A) if this Agreement has not been approved on or before March 15, 1998 by the affirmative vote of holders of a majority of the ordinary shares, par value $.01 per share (the "Ordinary Shares"), of GIGL voted on the matter in person or by proxy at a duly held meeting of the holders of Ordinary Shares in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended ("Shareholder Approval"), this Agreement shall automatically terminate at 12:01 a.m., Los Angeles time, on March 16, 1998 (the "Termination Time"), except that Employee shall be entitled to retain all options (the "Current Options") to acquire Ordinary Shares available to be granted to Employee pursuant to this Agreement under GIGL's current employee stock option plan that was previously approved by the holders of Ordinary Shares (the "Current Plan"), all of which Current Options shall at the Termination Time immediately vest in full and shall become fully exercisable for their full term, and (B) only the Current Options shall be exercisable unless and until the Shareholder Approval has been obtained, whereupon all options granted under this Agreement shall become exercisable in accordance with the terms hereof.

          (iii) Concurrently with its approval of this Agreement, the Board of Directors of GIGL (the "GIGL Board") has amended the Current Plan (as amended, the "New Plan") for GIGL pursuant to which all options to acquire Ordinary Shares to be granted to Employee under this Agreement can and will be issued. Promptly after execution and delivery of this Agreement by the parties, GIGL shall prepare and file with the Securities and Exchange Commission (the "SEC") proxy materials complying with the rules and regulations of the SEC for the submission to the holders of Ordinary Shares of this Agreement and the New Plan for their approval. GIGL shall use its best efforts to hold a special meeting of holders of Ordinary Shares to approve this Agreement and the New Plan on or before March 15, 1998, and the Board of GIGL shall unanimously recommend that such holders vote in favor of approval of this Agreement and the New Plan.

     (b)  Renewal.
          -------

          Upon expiration of the Initial Term, this Agreement shall be automatically renewed for a term of three additional years (the "Renewal Term"), unless either party gives notice, in writing, at least twelve (12) months prior to the expiration of the Initial Term of its desire to terminate this Agreement.

          If Company delivers to Employee the written termination notice contemplated by this Section 1(b), or if the Renewal Term expires without GIGL, Company and Employee having reached an agreement for the continued employment of Employee by GIGL and Company that is satisfactory to GIGL, Company and Employee (in their sole and absolute discretion), such termination or expiration shall be treated as a termination Without Cause pursuant to Section 4(d) of this Agreement, and the date of such termination or expiration shall be deemed the date of notice of termination for purposes of Section 4(d).

     (c)  Compensation Period; Current Term.
          ---------------------------------

          Each June 1- May 31 annual period (or portion thereof) during the term of this Agreement and during any period following termination of Employee's employment hereunder during which Company has ongoing obligations hereunder shall be a distinct and separate compensation period ("Compensation Period"). The then-current term of this Agreement, whether it is the Initial Term (together with the Renewal Term if the termination deadline under Section 1(b) has passed without delivery of the termination notice contemplated thereunder) or the Renewal Term, shall be known as the "Current Term."

     2.   Specific Position; Duties and Responsibilities.
          ----------------------------------------------

          Company and Employee agree that, subject to the provisions of this Agreement, Company will employ Employee and Employee will serve Company as President and Chief Executive Officer of Company, and Employee shall have such other additional duties and responsibilities befitting the foregoing positions as the Company Board shall determine from time to time. GIGL and Employee agree that, subject to the provisions of this Agreement, GIGL will employ Employee as President and Chief Executive Officer of GIGL, and Employee shall have such other additional duties and responsibilities befitting the foregoing positions as the GIGL Board shall determine from time to time. GIGL and Company also agree that Employee shall serve as a director of GIGL, Company and StarSight Telecast, Inc. ("StarSight") during the entire term of this Agreement. GIGL and Company also agree that Employee shall have the right, on behalf of GIGL, to appoint and remove directors from any of GIGL's subsidiaries in which GIGL holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors, or any entity for which GIGL has the right, directly or indirectly, to appoint directors.

          Employee agrees to devote substantially all of his time, energy and ability to the business of Company and GIGL. Nothing herein shall prevent Employee, upon approval of the GIGL Board, from serving as a director, consultant or trustee of other corporations or businesses that are not in competition with the business of GIGL or in competition with any affiliate of GIGL. Such approval of the GIGL Board shall not be unreasonably withheld. Nothing herein shall prevent Employee from continuing his relationship with TRW, Inc. as a Technical Fellow devoted to scientific research in the general area of wave theory and partial differential equations and their applications. Nothing herein shall prevent Employee from (i) investing in real estate for his own account, (ii) becoming a partner or a shareholder in any privately-held corporation, partnership or other venture not in competition with the business of GIGL or any affiliate of GIGL or (iii) becoming a partner or a shareholder with an equity interest of not more than ten percent (10%) in any corporation, partnership or other venture whose equity securities are publicly traded, whether or not such corporation, partnership or other venture is in competition with the business of GIGL or any affiliate of GIGL. Nothing in this Agreement shall restrict the GIGL Board from paying and granting to Employee additional cash compensation and/or grants of stock or stock options from entities created as joint ventures between GIGL (or any of its affiliates) and third parties as a means of providing further incentives for Employee.

          For the term of this Agreement, Employee shall report to the GIGL Board. For purposes of this Agreement, the termination of Employee's employment by Company shall also constitute termination of Employee's employment by GIGL.

     3.   Compensation.
          ------------

     (a)  Base Compensation and Adjustments.
          ---------------------------------

          (i) During the term of this Agreement, Company agrees to pay Employee a base salary at the rate of One Million Dollars (US$1,000,000.00) per year, as adjusted as hereinafter provided (as in effect from time to time, the "Base Salary"). Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions.

          (ii) On June 1 of each Compensation Period, commencing June 1, 1998, if "R" or "P" (as defined below) for the fiscal year ending on the immediately preceding March 31 is positive, the Base Salary for such Compensation Period and each Compensation Period thereafter shall be adjusted by adding to the Base Salary for the previous Compensation Period the amount obtained by multiplying the Base Salary for the previous Compensation Period by the positive percentage, if any, equal to the Adjusted Percentage (as defined below); provided, however,
                                                             --------  -------
that no such adjustment shall be made with respect to Base Salary for the Compensation Period commencing June 1, 1998 unless GIGL's consolidated revenues and consolidated earnings from operations for the fiscal quarter ending March 31, 1998 exceed GIGL's consolidated revenues and consolidated earnings from operations, respectively, for the fiscal quarter ended March 31, 1997, in each case as shown on the consolidated financial statements of GIGL (the "Financial Statements").

          For purposes of this Section 3(a)(ii), the "Adjusted Percentage" means the percentage equal to the product of (1) the sum of "R" plus "P," multiplied by (2) twenty-five hundredths (0.25), where "R" is the percentage increase, if any, from the previous fiscal year in GIGL's consolidated revenues, as shown on the Financial Statements; and "P" is the percentage increase, if any, from the previous fiscal year in GIGL's consolidated net earnings, as shown on the Financial Statements.

     (b)  Merit Bonus.
          -----------

          (i) Within fifty (50) days following the end of each fiscal year ending March 31 of the Company (or portion thereof) during the term of this Agreement ("Fiscal Year"), the Company shall determine the amount of the merit bonus (the "Merit Bonus") payable to Employee equal to a percentage of the Base Salary, which percentage shall equal the percentage increase, if any, in GIGL's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") for its most recently completed Fiscal Year from GIGL's EBITDA for the comparable period in the immediately preceding Fiscal Year; provided,
                                                                --------
however, that no Merit Bonus shall be paid with respect to the percentage
-------
increase in EBITDA for the Fiscal Year ending March 31, 1998 unless GIGL's consolidated revenues and consolidated earnings from operations for the fiscal quarter ending March 31, 1998 exceed GIGL's consolidated revenues and consolidated earnings from operations, respectively, for the fiscal quarter ended March 31, 1997, in each case as shown on the Financial Statements. GIGL shall immediately inform Employee of the amount, if any, of the Merit Bonus.

          (ii) Within ten (10) days following notice to Employee of the amount of the Merit Bonus, Employee may elect in writing to receive such Merit Bonus in the form of options to acquire Ordinary Shares (the "Merit Options"), which Merit Options shall be issued under GIGL's employee stock option plan if sufficient options are available thereunder and shall be issued outside of such plan if insufficient options are available thereunder. If Employee does not elect to receive Merit Options for a given Fiscal Year, the Company shall promptly pay to Employee the Merit Bonus in cash. If Employee elects to receive Merit Options in respect of a Fiscal Year, such Merit Options shall be issued on the last day of the Compensation Period in which such Fiscal Year ends, and (A) each Merit Option shall represent an option to acquire one (1) Ordinary Share, and the number of Merit Options to be issued to Employee shall equal the quotient of (1) the aggregate dollar amount of such Merit Bonus divided by (2) the product of the Market Price (as defined below) per Ordinary Share as of the last day of the Compensation Period in which such Fiscal Year ends multiplied by twenty-five hundredths (0.25), (B) subject to the accelerated vesting provisions of this Agreement, one-third (1/3) of the aggregate number of such Merit Options shall be immediately vested in full and fully exercisable, and one-third (1/3) of the aggregate number of such Merit Options shall become vested in full and fully exercisable as of each of the first (1st) and second (2nd) anniversaries of the last day of the Compensation Period in which such Fiscal Year ends, (C) the exercise price per Ordinary Share under such Merit Options shall equal the Market Price (as defined below) per Ordinary Share as of the last day of the Compensation Period in which such Fiscal Year ends, and (D) such Merit Options shall be exercisable through the tenth (10th) anniversary of the last day of the Compensation Period in which such Fiscal Year ends.

          As used in this Agreement, the "Market Price" per Ordinary Share as of any date shall equal the most recent closing price per Ordinary Share on the principal securities exchange or market on which Ordinary Shares then trade.

     (c)  Annual Incentive Bonus.
          ----------------------

          Company shall pay to Employee in respect of each Fiscal Year (or portion thereof) during the term of this Agreement, the incentive bonus compensation benefits described in, and in accordance with the terms of,
Schedule I to this Agreement (the "Annual Incentive Bonus"), which is incorporated herein by reference as though set forth in full; provided, however,
                                                              --------  -------
that no Annual Incentive Bonus shall be paid with respect to the Compensation Period ending May 31, 1998 unless GIGL's consolidated revenues and consolidated earnings from operations for the fiscal quarter ending March 31, 1998 exceed GIGL's consolidated revenues and consolidated earnings from operations, respectively, for the fiscal quarter ended March 31, 1997, in each case as shown on the Financial Statements.

     (d)  Annual Stock Options.
          --------------------

          (i) Concurrently with the execution of this Agreement, GIGL shall grant to Employee, subject to the vesting provisions described in this Agreement, options to acquire four million one hundred sixty-two thousand seven hundred and twenty-five (4,162,725) Ordinary Shares (the "Initial Grant"). On the first day of each Compensation Period that commences after the date of this Agreement, GIGL shall grant to Employee, subject to the vesting provisions described in this Agreement, options to acquire eight hundred thirty-two thousand five hundred forty-five (832,545) Ordinary Shares ("Periodic Grants"). All such options granted under this Section 3(d) are referred to in this Agreement as the "Annual Options." Each Annual Option shall represent the right to acquire one (1) Ordinary Share. Subject to Section 1(a)(ii) and to the other accelerated vesting provisions of this Agreement, eight hundred thirty-two thousand five hundred forty-five (832,545) Annual Options shall vest in full and become immediately exercisable on the last day of each of the Compensation Periods (or portion thereof) that follow the date of this Agreement, with the options granted earliest to vest first and the options available under the Current Plan to vest earliest. The exercise price per Ordinary Share under each Annual Option shall equal the Market Price per Ordinary Share as of the date of grant of such Annual Option. Each Annual Option shall be exercisable through the tenth (10th) anniversary of the date of its grant.

          (ii) All Annual Options shall be issued under GIGL's employee stock option plan if sufficient options are available thereunder and shall be issued outside of such plan if insufficient options are available thereunder. GIGL represents and warrants to Employee that, as of the date hereof, only one million one hundred thirty thousand one hundred fifty (1,130,150) options and the same number of underlying Ordinary Shares remain available for issuance under the Current Plan, and all of such options and underlying Ordinary Shares have been included in the Initial Grant.

     (e)  Additional Benefits.
          -------------------

          Employee shall also be entitled to all rights and benefits for which Employee is otherwise eligible under any bonus, incentive, participation, stock option or extra compensation plan, pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other plan or benefit that Company its subsidiaries or affiliates may provide for Employee or (provided Employee is eligible to participate therein) for employees of Company generally, as from time to time in effect, during the term of this Agreement.
In order to maximize Employee's time availability to the Company, the Company shall also promptly reimburse Employee for the Grossed-Up Value (as defined below) of all professional fees and expenses incurred by Employee in connection with (A) the negotiation and documentation of this Agreement and any amendment thereto, (B) income tax planning and preparation, (C) income tax audits and the defense of income tax claims and (D) estate planning and the creation and modification of wills, codicils and trusts. All of the benefits described in this Section 3(e) are collectively referred to herein as the "Additional Benefits." The Additional Benefits shall be provided at the level commensurate with the office held at the time and shall recognize for vesting and eligibility purposes (but not for purposes of calculating Employee's age or for benefit accrual purposes) Employee's prior service with Company to the extent (if any) that such prior service is recognized under any such plans.

          As used in this Agreement, the "Grossed-Up Value" of an amount shall equal the result obtained by dividing (A) such amount by (B) the difference of one (1) minus the sum of the highest marginal federal and state personal income tax rates, the highest Medicare tax rate (expressed as a decimal), the additional effective income tax rate (expressed as a decimal) resulting from the receipt of such amount reducing available deductions of Employee, and any other income, payroll or similar rate of tax (expressed as a decimal) imposed on the receipt by Employee of such amount.

     (f)  Vacation.
          --------

          In each Compensation Period, Employee shall be entitled to an amount of paid vacation equal to the sum of four (4) weeks plus an additional three (3) days for each Compensation Period (or portion thereof) previously completed during the term of this Agreement. Up to sixty (60) unused vacation days may be carried over from any Compensation Period to the ensuing Compensation Period, and Employee shall be paid in cash, on the last day of each Compensation Period, for any unused vacation days that cannot be carried over to the ensuing Compensation Period at a rate per day equal to the quotient of Employee's Base Salary for the just-completed Compensation Period divided by two hundred twenty
(220) (the number of working days in the year).

     (g)  Professional Organizations and Education.
          ----------------------------------------

          Company shall promptly reimburse Employee for the Grossed-Up Value of
(A) the professional and membership fees and dues incurred by Employee to maintain a membership in, or to belong to, such professional organizations and societies as may be designated by Employee from time to time and one (1) social or country club in the vicinity of each geographic location of an office of GIGL or any of its subsidiaries and (B) the fees and costs incurred by Employee in attending professional education courses selected by Employee.

     (h)  Automobile Allowance.
          --------------------

          Company shall provide Employee with a car allowance of one thousand dollars (US$1,000.00) per month to be used for the purchase, lease and maintenance of an appropriate automobile for his use during the term of Employee's employment hereunder. If Company leases or purchases an automobile for Employee's use, Employee shall have the ability to assume the lease at the end of the term thereof or purchase the automobile at its residual or depreciated value upon termination of his employment.

     (i)  Life Insurance.
          --------------

          (i) The Company has entered into split dollar life insurance agreements with the trustee of a trust of which Employee is a trustor. The split dollar life insurance agreements obligate the Company to pay all of the premiums with respect to, and otherwise maintain in full force and effect, one or more life insurance policies on the life of Employee. Except in the event

Employee is terminated for Cause, as defined in Section 4(c) hereof, the Company shall pay the premiums and maintain such policies until the death of Employee. Such policy or policies shall provide (in the aggregate) that, at all times, the death benefits minus the aggregate of all premiums paid by the Company, shall be at least twenty million dollars (US$20,000,000.00). The policy or policies shall be in such form and scope, and issued by insurers satisfactory to Employee. Such a policy is currently in effect under the Predecessor Agreement, and Employee has been advised by the Company and GIGL and their professional advisors that no tax is due or payable. However, in the event Employee is instructed by his tax advisor or required by a taxing authority to pay any tax, interest, penalty or addition to tax with respect to the split-dollar life insurance arrangement described in this Section 3(i), the Company shall pay Employee the Grossed-Up Value of such amounts, as well as the Grossed-Up Value of all reasonable expenses incurred by Employee in connection with such tax issues, including professional fees and expenses of accountants, attorneys and other advisors.

          (ii) The split dollar agreements shall provide that the trustee of the trust shall be the owner of the policy or policies, and shall contain such further provisions as are acceptable to the parties, provided, however, the split dollar agreement shall provide that the beneficiaries of Employee, upon the death of Employee, whether or not Employee is employed by the Company at the time of death, are entitled to a death benefit in the amount of twenty million dollars (US$20,000,000.00). The Company shall be entitled to receive any death benefit paid by the policies in excess of twenty million dollars (US$20,000,000.00).

     (j)  Other Benefits.
          --------------

          Employee will, from time to time, receive such other benefits as he may reasonably request that are commensurate with Employee's position and facilitate performance of his duties under this Agreement.

     (k)  Maximum Compensation.
          --------------------

          Notwithstanding the foregoing provisions of this Section 3, the aggregate amount of Base Salary, Merit Bonus and Annual Incentive Bonus payable in cash under this Agreement for each of the Compensation Periods described in the table below shall not exceed the dollar amount set forth opposite such Compensation Period in such table:


           Compensation Period
              Ending May 31,                         Cash Maximum
         -----------------------------------------------------------
                   1998                               $ 2,500,000
         -----------------------------------------------------------
                   1999                                 4,000,000
         -----------------------------------------------------------
                   2000                                 5,000,000
         -----------------------------------------------------------
                   2001                                 6,250,000
         -----------------------------------------------------------
                   2002                                 8,000,000
         -----------------------------------------------------------
                   2003                                12,000,000
         -----------------------------------------------------------

           Compensation Period
              Ending May 31,                         Cash Maximum
         -----------------------------------------------------------
                   2004                                15,000,000
         -----------------------------------------------------------
                   2005                                22,000,000
         -----------------------------------------------------------

     4.   Termination.  The compensation and other benefits provided to Employee
          -----------
pursuant to this Agreement, and the employment of Employee by Company, shall be terminated prior to expiration of the term of this Agreement only as provided in this Section 4:

     (a)  Disability.
          ----------

          In the event that Employee shall fail, because of illness, incapacity or injury which is determined to be total and permanent by a physician selected by Company or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably) to render for three consecutive months or for shorter periods aggregating seventy five (75) or more business days in any twelve (12) month period, the services contemplated by this Agreement, Employee's employment hereunder may be terminated by written notice of termination from Company to Employee. Thereafter, Company shall pay Employee all of his previously earned Base Salary and Additional Benefits and shall continue for sixty (60) months after the date of such notice or until expiration of the Current Term, whichever period is longer, to pay Base Salary to Employee at a rate and time and in an amount and manner equal to one hundred percent (100%) of the Base Salary payable immediately prior to the termination. Thereafter, no further salary shall be paid except to the extent otherwise expressly provided in Section 4(b). Upon any such employment termination pursuant to this Section 4(a), all options to acquire Ordinary Shares previously granted to Employee shall immediately vest in full and shall become fully exercisable for their full term, and all previously vested options to acquire Ordinary Shares shall remain fully exercisable for their full term.

     (b)  Death.
          -----

          In the event of Employee's death during the term or during the extended benefit period contemplated by Section 4(a), Company shall pay to such person or persons as Employee shall have directed in writing or, in the absence of a designation, the estate of Employee (the "Beneficiary") all of Employee's previously earned Base Salary and Additional Benefits and shall continue for sixty (60) months (less any period during which post-termination payments were made under Section 4(a) above) after the date of Employees death or until expiration of the Current Term, whichever period is longer, to pay Employee's Base Salary to the Beneficiary at a rate and time and in an amount and manner equal to one hundred percent (100%) of the Base Salary payable immediately prior to death. If Employee's death occurs while receiving payments under Section 4(a) above, such payments shall cease and the Beneficiary shall be entitled only to payments and benefits under this Section 4(b) at one hundred percent (100%) of the rate of Base Salary in effect immediately prior to the disability. Upon Employee's death, all options to acquire Ordinary Shares previously granted to Employee shall immediately vest in full and shall become fully exercisable for their full term, and all previously vested options to acquire Ordinary Shares shall remain fully exercisable for their full term. This Agreement in all other respects will terminate upon the death of Employee except as otherwise expressly provided.

     (c)  For Cause, Right to Appeal.
          --------------------------

          Employee's employment hereunder shall be terminated, and all of his unearned rights to receive Base Salary and (subject to the terms of any plans relating thereto) Additional Benefits hereunder in respect of any period after such termination shall immediately terminate upon a reasonable determination by the GIGL Board, acting in good faith based upon actual knowledge at such time, that Employee (i) is engaging or has engaged in acts of fraud, material dishonesty or other acts of willful misconduct that have had a material adverse effect on the business of Company, (ii) has repeatedly and willfully refused to perform his significant duties hereunder after notice, (iii) has habitually abused any substance (such as narcotics or alcohol) and such abuse has had a material adverse effect on the business of Company or (iv) has been convicted of, or plead guilty to, an act constituting a felony that has a material adverse effect on the business of Company (any of the conduct described in the foregoing clauses being referred to in this Agreement as "Cause").

          Notwithstanding the foregoing, Employee's employment hereunder shall not be terminated for Cause pursuant to this Section 4(c) unless and until Employee has received notice of a proposed termination for Cause and Employee has had an opportunity to be heard before at least a majority of the members of the GIGL Board. Employee shall be deemed to have had such opportunity if given written notice by any director acting on behalf of the GIGL Board at least seventy two (72) hours in advance of a meeting if scheduled in California or ninety six (96) hours in advance if such meeting is scheduled outside California. After Employee's hearing before the GIGL Board pursuant to this Section, the GIGL Board shall decide to uphold or rescind Employee's termination for Cause (the "Final Action").

          If the Final Action upholds Employee's termination for Cause, Employee shall have the right to appeal the Final Action pursuant to Section 9(f) of this Agreement; provided, however, that Employee shall prevail in such appeal, and
           --------  -------
Cause shall not be deemed to exist, unless GIGL and Company establish in such appeal by "clear and convincing evidence" that Cause existed for such termination. If Employee elects to appeal the Final Action, Company shall continue for a period of six (6) months after the date of the Final Action, or until final resolution of such appeal (the "Decision"), whichever period is shorter, to pay Base Salary and Additional Benefits to Employee at a rate and time and in an amount and manner equal to one hundred percent (100%) of the Base Salary and Additional Benefits payable immediately prior to the Final Action.

          If Employee is the nonprevailing party in the Decision, Employee shall pay the costs of such action as provided in Section 9(f) and shall reimburse Company for any Base Salary and Additional Benefits paid to Employee since the Final Action.

          If Employee is the prevailing party in the Decision, Company shall pay the costs of such action as provided in Section 9(f), reimburse Employee for all professional fees and expenses in connection with the Final Act and the Decision, reinstate Employee as President and Chief Executive Officer and treble Employee's Base Salary and Additional Benefits retroactive to October 1, 1997; provided, however, that Company shall not be required to pay treble Employee's
--------  -------
Base Salary and Additional Benefits retroactive to October 1, 1997, and shall instead pay Employee's Base Salary and Additional Benefits retroactive to October 1, 1997, if the Decision is in response to the first attempt by the GIGL Board to terminate Employee for Cause and the Decision includes a finding that the GIGL Board acted in good faith in taking the Final Action relating to such termination. Employee shall be entitled to receive in a lump sum payment, within thirty (30) days after the Decision, the difference between (x) the trebled amount of Base Salary and Additional Benefits that would have been paid and (y) the amount of Base Salary and Additional Benefits actually paid, for the period from November 1, 1997 through the date of the Decision. Any proceedings by the GIGL Board pursuant to this Section 4(c) shall be conducted in a confidential manner and all steps shall be taken to prevent any harm to Employee's reputation.

          Upon any such employment termination pursuant to this Section 4(c), all options to acquire Ordinary Shares previously granted to Employee and then remaining unvested shall be forfeited, and all previously vested options to acquire Ordinary Shares shall remain fully exercisable for their full term.

     (d)  Without Cause.
          -------------

          Notwithstanding any other provision of this Section 4, the GIGL Board shall have the right to terminate Employee's employment with Company at any time, but in the event of any such termination, other than as expressly provided in Section 4(a), (b) or (c) herein, or in the event Company elects not to renew the term of this Agreement by giving notice of termination under Section 1(b) hereof, (any such termination of Employee's employment under this Section 4(d) being referred to in this Agreement as a termination "Without Cause") Company shall thereafter pay and grant to Employee, in addition to any other amounts due under this Agreement, on the last day of Employee's employment, an amount equal to the product of Employee's then-current Base Salary multiplied by five (5), and Company shall thereafter continue to provide to Employee the Additional Benefits for sixty (60) months from such last day of employment. Upon any such employment termination pursuant to this Section 4(d), all options to acquire Ordinary Shares previously granted to Employee shall immediately vest in full and shall become fully exercisable for their full term, and all previously vested options to acquire Ordinary Shares shall remain fully exercisable for their full term.

     (e)  Limited Succession of Additional Benefits Upon Termination.
          ----------------------------------------------------------

          If Employee's services are terminated hereunder pursuant to Sections 4(a) or 4(b) and Employee is no longer eligible for Additional Benefits (under the terms of any plans relating thereto) because of such termination Employee (or in event of death, the Beneficiary) shall be entitled to and Company shall provide benefits substantially equivalent to those benefits in the nature of health and welfare type benefits to which Employee was entitled immediately prior to such termination for the period (if any) during which Employee (or Beneficiary, as the case may be) remains entitled to receive the Base Salary under such sections. During such period, however, Employee shall not be entitled to option, equity, appreciation, profit sharing, deferred compensation, savings, bonus, participation, pension, extra compensation and other incentive plan benefits (except to the extent otherwise expressly provided in any then outstanding awards to such Employee).

     (f)  Constructive Termination.
          ------------------------

          A Constructive Termination (defined below) shall be treated as a termination Without Cause pursuant to Section 4(d) of this Agreement.

          For purposes of this Agreement, "Constructive Termination" means the removal of Employee from any of the positions of President or Chief Executive Officer of Company or GIGL or from his position as a director of GIGL, Company or StarSight, assignment to Employee of duties or responsibilities inconsistent with such positions, relocation of Employee's principal office to another geographic location without Employee's written consent, or requiring Employee to report to any other person or entity other than the full Board of Directors of the GIGL, in any case other than as a result of grounds for termination of employment for Cause under Section 4(c), for disability under Section 4(a) or because of death or retirement.

     (g)  Termination by Employee.
          -----------------------

          (i) Subject to Section 4(h), Employee shall have the right, in his sole discretion, to terminate his employment under this Agreement at any time after expiration of the period ending eighteen (18) months after the date of this Agreement, by providing notice, in writing, at least six (6) months prior to Employee's termination of employment, but in the event of any such termination Company shall thereafter pay and grant to Employee, in addition to any other amounts due under this Agreement, on the last day of Employee's employment, an amount equal to the product of Employee's then-current Base Salary multiplied by one and one-half (1.5), and Company shall thereafter continue to provide to Employee all other elements of compensation under Section 3 (including, without limitation, the vesting of options to acquire Ordinary Shares) for eighteen (18) months from such last day of employment. Upon the expiration of such eighteen (18) month period, all options to acquire Ordinary Shares previously granted to Employee and then remaining unvested shall be forfeited, and all previously vested options to acquire Ordinary Shares shall remain fully exercisable for their full term.

          (ii) Employee shall have the right to reduce his employment by GIGL and the Company from full time to part time at any time following expiration of the eighteen (18) month period immediately following the date of this Agreement by providing written notice, at least three (3) months prior to such reduction of employment, to GIGL and the Company that Employee will reduce the number of his working days per week for the Company and GIGL from five (5) to any number not less than one (1) working day per week. Upon the effectiveness of such reduction, all elements of Employee's compensation or benefits under Section 3 and 4 (except Sections 3(e), 3(g) through (j), 4(c), 4(e) and 4(f) and any cost or expense reimbursements required under this Agreement) shall be reduced by a fraction thereof, the numerator of which is the difference of one (1) minus Employee's reduced number of working days per week, and the denominator of which is five (5). Upon the effectiveness of such reduction of employment, the Company and GIGL shall be specifically relieved of their obligations under
Section 4(f), and Employee shall have the right to accept other employment that is not in direct competition with the business of GIGL or its affiliates in relation to the matters identified on Exhibits A and B attached hereto.

     (h)  Change of Control.
          -----------------

          (i) As used in this Agreement, "CHANGE OF CONTROL" is defined as any of the following acts:

          (A) The acquisition (other than from GIGL directly or from any stockholder of GIGL who on the date hereof owns twenty five percent (25%) or more of GIGL's outstanding Ordinary Shares) after the date hereof by any person, entity, or group, within the meaning of (S)13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of beneficial ownership of twenty-five percent (25%) or more of GIGL's outstanding Ordinary Shares; or

          (B) The acquisition by any person, entity, or group, within the meaning of (S)13(d) or 14(d) of the Exchange Act, of beneficial ownership of twenty-five percent (25%) or more of Company's outstanding shares of its common stock, par value $.01 per share (the "COMMON STOCK") (excluding any such acquisition by GIGL or any of its subsidiaries); or

          (C) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the board of directors of Company or GIGL (together with any new directors whose election or appointment to such board of directors or whose nomination for election by the stockholders of Company or GIGL was approved by Employee or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Company or GIGL then in office; or

          (D) Approval by the board of directors or a majority of the stockholders of either Company or GIGL of a merger, reorganization, combination or consolidation whereby the stockholders of either Company or GIGL immediately prior to such approval will not, immediately after consummation of such reorganization, merger, combination or consolidation own more than fifty percent (50%) of the voting stock of the surviving entity; or

          (E) A liquidation or dissolution of either Company or GIGL or the sale of all or substantially all of the assets of either Company or GIGL, unless the successor to the assets in any such liquidation, dissolution or sale is GIGL or any of its subsidiaries.

          (ii) Employee's Base Salary and other compensation shall be reviewed promptly following any Change of Control and increased (but not decreased) to reflect any expansion of Employee's duties or areas of responsibility, as determined in good faith by the GIGL Board.

          (iii) Employee shall have the right, in his sole discretion, to terminate his employment under this Agreement at any time during the ninety (90) days following notice of a Change of Control, and in the event of any such termination Company shall thereafter pay and grant to Employee, in addition to any other amounts due under this Agreement, on the last day of Employee's employment, an amount equal to the product of Employee's Base Salary multiplied by five (5), and Company shall thereafter continue to provide to Employee all other elements of compensation under Section 3 for sixty (60) months from such last day of employment, except that upon such termination, all unvested options to acquire Ordinary Shares previously granted to Employee shall immediately vest in full and shall become fully exercisable for their full term, and all previously vested options to acquire Ordinary Shares shall remain fully exercisable for their full term.

          (iv) In the event a transaction described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended, occurs with respect to Company, GIGL, any predecessor, successor, direct or indirect subsidiary or affiliate of Company or GIGL, the provisions of Schedule II shall apply.

     5.   Business Expenses.
          -----------------

          During the term of this Agreement, Company shall reimburse Employee promptly for reasonable business expenditures, whether or not Company can fully deduct such expenses according to federal income tax laws.

     6.   Inventions and Patents.
          ----------------------

     (a) During the term of Employee's employment under this Agreement, all inventions, designs, improvements, patents, copyrights, and discoveries ("IP Products") conceived or reduced to practice by Employee shall be the property of Company if and only to the extent that Company can establish, by clear and convincing evidence, that such IP Products (i) were developed by Employee while performing his duties for Company under this Agreement or using Company's equipment, supplies, facilities or trade secret information, unless such usage is not substantial, in which case, if Employee reimburses Company for the reasonable cost of such usage, such IP Products shall not belong to Company,
(ii) relate at the time of conception or reduction to practice (as those terms have been interpreted by the Federal courts in connection with the Patent Act (35 U.S.C. (S)(S) 101, et seq.)) to Company's business or to actual or demonstrably anticipated research or development of Company, or (iii) result from any work performed by Employee for Company. Employee hereby assigns all right, title and interest in IP Products owned by Company pursuant to the preceding sentence. For the purpose of this Agreement, Company's business and research or development referred to in (ii) above shall be as described in Exhibits A and B respectively attached hereto, which may, from time to time, be
----------     -
modified or augmented, but only by resolution of the Company Board in meetings to which Employee shall be invited to attend, but at which only non-management directors applying the standard referred to in (ii) above can vote. Employee will promptly and fully disclose to Company all such inventions, designs, improvements, and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure Company's ownership thereof and to assist Company in protecting or defending Company's proprietary rights therein.

     (b) All IP Products conceived or reduced to practice by Employee prior to, during or after the term of Employee's employment under this Agreement that are not owned by Company pursuant to Section 6(a) shall be the property of Employee ("Employee IP Products") and, subject to the provisions of this Section 6(b), may be exploited in any manner as Employee, in his uncontrolled discretion, may determine. Upon Employee's conception or reduction to practice of a new Employee IP Product during Employee's employment by Company, Employee shall so notify Company in writing, describing the nature of such Employee IP Product, and, for the six (6) month period following such notice, Company shall have the exclusive right to negotiate with Employee for the acquisition of such Employee IP Product; provided, however, that neither party shall have any obligation whatsoever to enter into any agreement for Company's acquisition of such Employee IP Product. In consideration for such exclusive right, Company shall bear the cost and expense of patent or copyright investigation, prior art research, filing, prosecution and registration relating to such Employee IP Product and all associated costs for such Employee IP Product, whether or not Company acquires such Employee IP Product from Employee and without compromise to Employee's absolute ownership of such Employee IP Product.

     (c) Notwithstanding anything to the contrary, including the provisions of
Section 2870 of the California Labor Code and the provisions of this Section 6, Exhibit C attached hereto lists those inventions and other intellectual property
---------
rights that, as of the date hereof, are acknowledged by Company to be the property of Employee. Employee acknowledges hereby receipt of written notice from Company pursuant to California Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply to an invention that qualifies fully under California Labor Code Section 2870.

     7.   Indemnity.
          ---------

          To the maximum extent permitted by applicable law, Company shall indemnify Employee and hold Employee harmless from and against any and all claims, liabilities, judgments, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees, costs of investigation and experts, settlements and other amounts actually incurred by Employee in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon) incurred by Employee in any and all threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, actions, suits or proceedings brought by or in the name of Company), arising, directly or indirectly, by reason of Employee's status, actions or inaction as a director, officer, employee or agent of Company or of an affiliate of Company so long as Employee's conduct was in good faith. Company shall promptly advance to Employee upon request any and all expenses incurred by Employee in defending any and all such actions, suits or proceedings to the maximum extent permitted by applicable law.

     8.   GIGL Agreement.
          --------------

          GIGL agrees to perform, and to cause Company to perform, their respective obligations under this Agreement so as to give full force and effect to the provisions hereof.

     9.   Miscellaneous.
          -------------

     (a)  Succession; Survival.
          --------------------

          This Agreement shall inure to the benefit of and shall be binding upon Company and GIGL and their respective successors and assigns, but without the prior written consent of Employee this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of Company or GIGL or a similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of Company or GIGL hereunder. The obligations and duties of Employee hereunder are personal and otherwise not assignable.

     (b)  Notices.
          -------

          Any notice or other communication provided for in this Agreement shall be in writing and sent, if to GIGL or Company, to its office at:

          Gemstar Development Corp.
          Suite 800
          135 North Los Robles Ave.
          Pasadena, California 91101
          Facsimile:  (818) 792-4051
          Attention:  General Counsel

or at such other address as GIGL or Company may from time to time in writing designate, and, if to Employee, at such address as Employee may from time to time in writing designate (or Employee's business address of record in the absence of such designation). Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 9(b) and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

     (c)  Entire Agreement; Amendments.
          ----------------------------

          This Agreement contains the entire agreement of the parties relating to the subject matter hereof and it supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by Company or its affiliates except for any and all other agreements necessary to give effect to the provisions of this Agreement or the Predecessor Agreement (to the extent not modified by this Agreement), including, without limitation, stock option agreements, life insurance agreements, and agreements relating to Additional Benefits. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and, on behalf of Company and GIGL, by senior executive officers after approval thereof by their respective boards of directors.

     (d)  Waiver.
          ------

          No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

     (e)  Choice of Law.
          -------------

          This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

     (f)  Arbitration.
          -----------

          Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Los Angeles County, California in accordance with California Code of Civil Procedure Sections 1282-1284.2. In the event either party institutes arbitration under this Agreement, the party prevailing in any such arbitration shall be entitled, in addition to all other relief, to reasonable attorneys' fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

     (g)  Confidentiality, Proprietary Information.
          ----------------------------------------

          Employee agrees to not make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other confidential or proprietary information concerning the business (including, but not limited to its products, employees, services, practices or policies) of Company or any of its affiliates of which Employee may learn or be aware as a result of Employee's employment during the term of this Agreement or prior thereto as shareholder, employee, officer or director of or consultant to Company and its predecessors, except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of Company's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized in writing by Company. The provisions of this Section 9(g) shall survive the expiration, suspension or termination, for any reason, of this Agreement.

     (h)  Trade Secrets.
          -------------

          Employee, prior to and during the term of employment, has had and will have access to and become acquainted with various trade secrets, consisting of software, plans, formulas, patterns, devices, secret inventions, processes, customer lists, contracts, and compilations of information, records and specifications that are owned by Company or by its affiliates and regularly used in the operation of their respective businesses and that may give

Company an opportunity to obtain an advantage over competitors who do not know or use such trade secrets. Employee agrees and acknowledges that Employee has been granted access to these valuable trade secrets only by virtue of the confidential relationship created by Employee's employment and Employee's prior relationship to, interest in and fiduciary relationships to Company and its predecessors. Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment by Company and for its benefit.

          All records, files, documents, drawings, specifications, software, equipment, and similar items relating to the business of Company or its affiliates, including without limitation all records relating to customers (the "Documents"), whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Company or such affiliates and shall not be removed from the premises of Company or its affiliates under any circumstances whatsoever without the prior consent of a senior executive officer of Company. Upon termination of employment, Employee agrees to promptly deliver to Company all Documents in the possession or under the control of Employee.

     (i)  Severability.
          ------------

          If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

     (j)  Withholding; Deductions.
          -----------------------

          All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

     (k)  Section Headings.
          ----------------

          Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (l)  Counterparts.
          ------------

          This Agreement and any amendment hereto may be executed in several counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

     (m)  Representation By Counsel; Interpretation.
          -----------------------------------------

          Each party hereto acknowledges that it or he has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

     (n)  Antidilution Adjustments.
          ------------------------

          All amounts of shares, options and option exercise prices referred to in this Agreement shall be subject to appropriate adjustment for stock splits, reverse stock splits, stock dividends, restructurings and recapitalizations occurring after the date hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              "GIGL"

                              GEMSTAR INTERNATIONAL GROUP LIMITED

                              By:/s/ ELSIE M. LEUNG
                                 -----------------------------------------------
                                 Elsie M. Leung, Chief Operating Officer and
                                 Chief Financial Officer


                              By:/s/ LARRY GOLDBERG
                                 -----------------------------------------------
                                 Larry Goldberg, Secretary

                              "Company"

                              GEMSTAR DEVELOPMENT CORPORATION

                              By:/s/ ELSIE M. LEUNG
                                 -----------------------------------------------
                                 Elsie M. Leung, Chief Operating Officer and
                                 Chief Financial Officer


                              By:/s/ LARRY GOLDBERG
                                 -----------------------------------------------
                                 Larry Goldberg, Assistant Secretary

                              "Employee"

                              HENRY C. YUEN

                              /s/ HENRY C. YUEN
                              ----------------------------------------------

                                   EXHIBIT A

                               COMPANY'S BUSINESS


                     (for purposes of this exhibit Company
                                shall include [*])

[*]

     Includes the following disclosures, patent applications, patents, continuations, continuations-in-part and foreign counterparts thereto:
     [*]                                               [*]
     PATENT NO. 5,335,079                              PATENT NO. 5,382,983
     [*]                                               [*]
     PATENT NO. 5,307,173
     [*]


                                       1
LC973100.078




___________
[*] Omitted. Confidential treatment requested.

                                   EXHIBIT B

                ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR
                            DEVELOPMENT OF GEMSTAR

[*]





-----------------
[*] Omitted, confidential treatment requested.

                                   EXHIBIT C

               LIST OF THE INTELLECTUAL PROPERTY OF HENRY C. YUEN

     [*]Includes the following disclosures, patent applications, patents, continuations, continuations-in-part and foreign counterparts thereto:
     [*]

                                                   TAIWAN PATENT NO. 66638
                                                   [*]

     [*]Includes the following patent applications, continuations, continuations-in-part and foreign counterparts thereto:

     [*]Includes the invention disclosure in the following file:

     [*]Includes the following disclosures, patent applications, continuations, continuations-in-part and foreign counterparts thereto:

     [*]Includes the invention disclosure in the following file:

     [*]Includes the invention disclosure in the following file:

     [*]Includes the invention disclosure in the following file:

     [*]Includes the invention disclosure in the following file:




___________
[*] Omitted, confidential treatment requested

     [*] Includes the invention disclosure in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosures and patent applications and continuations, continuations-in-part and foreign counterparts thereto in the following:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:



___________
[*] Omitted, confidential treatment requested

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:



___________
[*] Omitted, confidential treatment requested

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     [*] Includes the invention disclosed in the following file:

     note:  Docket and file numbers relate to files at the law firm of [*]

___________
[*] Omitted, confidential treatment requested

YUEN FILE REPORT

03-Dec-97
================================================================================================================================
FILE NO.             COUNTRY   TITLE                                    SERIAL NO.   FILING DATE   REGISTRATION NO.   PATENT NO.
================================================================================================================================
[*]                            GENERAL                                  [*]          [*]           [*]                [*]
                               TRADEMARK SEARCHES
                     US        [*]
                     US
                     US

                     US
                     US
                     US

                     US
                     US
                     US


                     US

                     US


                               ========================================================
                                 STATUS                                 CLIENT REF. NO.
                               ========================================================
                                 [*]                                    [*]



















___________
[*] Omitted, confidential treatment requested



FILE NO.             COUNTRY   TITLE                                    SERIAL NO.     FILING DATE   REGISTRATION NO.   PATENT NO.
==================================================================================================================================
[*]                  US        [*]                                      [*]            [*]           [*]                [*]
                     US

                     US
                     US











------------------------------------------------------------------------------------------------------------------------------------


                               ========================================================
                                  STATUS                                CLIENT REF. NO.
                               ========================================================
                                  [*]                                   [*]













------------
[*] Omitted, confidential treatment requested

[*]


----------
[*] Omitted, confidential treatment requested

[*]


------------
[*] Omitted, confidential treatment requested

                                   SCHEDULE I

                      ANNUAL INCENTIVE BONUS COMPENSATION

     (a) Subject to the terms and conditions of this Agreement, and in addition to the Base Salary, Merit Bonus and other Additional Benefits to which Employee may otherwise be entitled from Company, at the end of each Fiscal Year (or portion thereof) during the term of this Agreement, Employee shall be deemed to have earned a bonus (the "Annual Incentive Bonus" or "B"), payable by the Company to Employee on the last day of the Compensation Period in which such Fiscal Year ends (or such sooner date as of which this Agreement terminates), calculated according to the following formula:


     (i)  if C/E less than or equal to 1.00, then B = 0.00;
     (ii) if C/E  greater than 1.00, then B = [(C/E)/1/n/ = 1.00] x 2.5 x S

          Where:

          C = The sum of GIGL's consolidated earnings per share for each of the four (4) fiscal quarters in such Fiscal Year (or, if this Agreement terminates prior to the end of a Fiscal Year, the portion of such Fiscal Year preceding the date of such termination) as reflected, with respect to the first three
                   (3) of such quarters, in the respective quarterly reports on Form 10-Q filed by GIGL with the SEC and, with respect to the fourth quarter, in the annual report on Form 10-K filed by GIGL with the SEC, in each case excluding the effect of one-time charges ("EPS");

          E = EPS of GIGL for the Fiscal Year ended March 31, 1997 (or, if this Agreement terminates prior to the end of a Fiscal Year, the portion of the Fiscal Year ended March 31, 1997 comparable to the portion of such Fiscal Year preceding the date of such termination);

          n = the number of the then-completed Fiscal Years, numbering them consecutively considering the Fiscal Year ended March 31, 1997 as n=0, determined as follows:


                   Fiscal Year Ending
                       March 31,                                  n
                 -----------------------------------------------------
                         1998                                    n=1
                 -----------------------------------------------------
                         1999                                    n=2
                 -----------------------------------------------------
                         2000                                    n=3
                 -----------------------------------------------------
                           :                                      :
                 -----------------------------------------------------
                         2004                                    n=7
                 -----------------------------------------------------
                           :                                      :
                 -----------------------------------------------------
                         2010                                    n=13
                 -----------------------------------------------------
                           :                                      :
                 -----------------------------------------------------

          S.=    Base Salary as of the last day of such Fiscal Year.

     (b) In the event that Employee's employment with Company terminates during a Fiscal Year and it is impracticable to calculate "C" or "E" for a portion of a Fiscal Year, Employee's Annual Incentive Bonus shall be calculated based on what would have been payable for a full Fiscal Year and prorating that amount based upon the number of days during the Fiscal Year that Employee was employed by Company.

     (c) The Annual Incentive Bonus amount due for each Fiscal Year shall be paid by Company to Employee at the end of each Compensation Period (or such sooner date as of which this Agreement terminates) (the "Due Date"). Employee may, at his own expense, audit the applicable records at the place where Company maintains the same in order to verify the calculation of the Annual Incentive Bonus. Any such audit shall be conducted only by a reputable public accountant during reasonable business hours in such manner as not to interfere with Company's normal business activities. in no event shall an audit with respect to the calculation of the Annual Incentive Bonus commence later than twelve (12) months after the Due Date.

     If any audit of Company's records by Employee reveals that Company has failed to properly account for and pay Employee the Annual Incentive Bonus that should have been paid for that Fiscal Year, and the amount of any Annual Incentive Bonus which Company has failed to properly account and pay for in respect of any Fiscal Year exceeds by at least three percent (3%) the amount of Annual Incentive Bonus actually accounted for and paid to Employee for such Fiscal Year, Company shall, in addition to paying Employee such overdue amount of Annual Incentive Bonus, reimburse Employee for his direct, reasonable out-of-pocket expenses incurred in conducting such audit.

     (d) In lieu of receiving his Annual Incentive Bonus in cash, Employee may elect to receive such Annual Incentive Bonus in the form of options to acquire Ordinary Shares (the "Annual Incentive Options"), which Annual Incentive Options shall be issued under GIGL's employee stock option plan if sufficient options are available thereunder and shall be issued outside of such plan if insufficient options are available thereunder. If Employee elects to receive Annual Incentive Options in respect of a Fiscal Year, (A) each Annual Incentive Option shall represent an option to acquire one (1) Ordinary Share, and the number of Annual Incentive Options to be issued to Employee shall equal the quotient of (1) the aggregate dollar amount of such Annual Incentive Bonus divided by (2) the product of the Market Price per Ordinary Share as of the last day of the Compensation Period in which such Fiscal Year ends multiplied by 0.25, (B) subject to the accelerated vesting provisions of this Agreement, one-third (1/3) of the aggregate number of such Annual Incentive Options shall be vested in full and fully exercisable as of the last day of the Compensation Period in which such Fiscal Year ends, and one-third (1/3) of the aggregate number of such Annual Incentive Options shall become vested in full and fully exercisable as of each of the first (1st) and second (2nd) anniversaries of the last day of the Compensation Period in which such Fiscal Year ends, (C) the exercise price per Ordinary Share under such Annual Incentive Options shall equal the Market Price per Ordinary Share as of the last day of the Compensation Period in which such Fiscal Year ends, and (D) such Annual Incentive Options shall be exercisable through the tenth (10th) anniversary of the last day of the Compensation Period in which such Fiscal Year ends.

     (e) The provisions of this Schedule I shall not be deemed to restrict in any way any rights of GIGL or the GIGL Board, acting in good faith, during the term of this Agreement to dissolve, reorganize or take any other action or make any other change (fundamental or otherwise) affecting the structure, existence, organization, operations or business of Company or any of its subsidiaries. If at any time during any Fiscal Year Company shall be dissolved, the right to Annual Incentive Bonus payments pursuant to this Agreement shall terminate. If at any time during any Compensation Period, Company shall be a party to a merger or sale of all or substantially all of its assets to another entity, Company shall (or shall cause a successor to) provide for adjustment as nearly equivalent as practicable to preserve to Employee the benefits of this Agreement relating to payment of Annual Incentive Bonus amounts in respect of the business of Company or such successor. Such adjustments by the GIGL Board made in good faith shall be conclusive.

     (f) All accounting terms or concepts used herein have the meanings assigned or applied under generally accepted accounting principles, consistently applied.

                                  SCHEDULE II
                              Excise Tax Gross-Up

            (Capitalized terms not defined herein have the meanings
             ascribed thereto in the attached Amended and Restated
                             Employment Agreement)

          (a) In the event it is determined (pursuant to (b) below) or finally determined (as defined in (c)(iii) below) that any payment, distribution, transfer, benefit or other event with respect to the GIGL, the Company or a predecessor, successor, direct or indirect subsidiary or affiliate of either the Company or GIGL (or any predecessor, successor of affiliate of any of them, and including any benefit plan of any of them), to or for the benefit of Employee or Employee's dependents, heirs or beneficiaries (whether such payment, distribution, transfer, benefit or other event occurs pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Schedule II) (each a "Payment" and collectively the "Payments") is or was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision or any comparable provision of state or local income tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax is or was incurred by Employee with respect to such excise tax (such excise tax, together with any such interest, penalty, addition to tax, and costs (including professional fees) hereinafter collectively referred to as the "Excise Tax"), then, within 10 days after such determination or final determination, as the case may be, the Company shall pay to Employee an additional cash payment (hereinafter referred to as the "Gross-Up Payment") in an amount such that after payment by Employee of all taxes, interest, penalties, additions to tax and costs imposed or incurred with respect to the Gross-Up Payment (including, without limitation, any income and excise taxes imposed upon the Gross-Up Payment), Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment or Payments. This provision is intended to put Employee in the same position as Employee would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

          (b) Except as provided in subsection (c) below, the determination that a Payment is subject to an Excise Tax shall be made in writing by a certified public accounting firm selected by Employee ("Employee's Accountant"). Such determination shall include the amount of the Gross-Up Payment and detailed computations thereof, including any assumptions used in such computations (the written determination of the Employee's Accountant, hereinafter, the "Employee's Determination"). The Employee's Determination shall be reviewed on behalf of the Company by a certified public accounting firm selected by the Company (the "Company's Accountant"). The Company shall notify Employee within 10 business days after receipt of the Employee's Determination of any disagreement or dispute therewith, and failure to so notify within that period shall be considered an agreement by the Company with the Employee's Determination, obligating the Company to make payment as provided in subsection (a) above within 10 days from the expiration of such 10 business-day period. In the event of an objection by the Company to the Employee's Determination, any amount not in dispute shall be paid within 10 days following the 10 business-day period referred to herein, and with respect to the amount in dispute the Employee's Accountant and the Company's Accountant shall jointly select a third nationally recognized certified public accounting firm to resolve the dispute and the decision of such third firm shall be final, binding and conclusive upon the Employee and the

     Company. In such a case, the third accounting firm's findings shall be deemed the binding determination with respect to the amount in dispute, obligating the Company to make any payment as a result thereof within 10 days following the receipt of such third accounting firm's determination. All fees and expenses of each of the accounting firms referred to in this
     Schedule II shall be borne solely by the Company.

          (c) (i) Employee shall notify the Company in writing of any claim by the Internal Revenue Service (or any successor thereof) or any state or local taxing authority (individually or collectively, the "Taxing Authority") that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 days after Employee receives written notice of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that failure by Employee to give such notice within such 30-day period shall not result in a waiver or forfeiture of any of Employee's rights under this Schedule II except to the extent of actual damages suffered by the Company as a result of such failure. Employee shall not pay such claim prior to the expiration of the 15-day period following the date on which Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest, penalties or additions to tax with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such 15-day period that it desires to contest such claim (and demonstrates to the reasonable satisfaction of Employee its ability to make the payments to Employee which may ultimately be required under this section before assuming responsibility for the claim), Employee shall:

               (A) give the Company any information reasonably requested by the Company relating to such claim;

               (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company that is reasonably acceptable to Employee;

               (C) cooperate with the Company in good faith in order effectively to contest such claim; and

               (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed in relation to such claim and in relation to the payment of such costs and expenses or indemnification. Without limitation on the foregoing provisions of this Schedule II, and to the extent its actions do not unreasonably interfere with or prejudice Employee's disputes with the Taxing Authority as to other issues, the Company shall control all proceedings taken in connection with such contest and, in its reasonable discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Employee to pay such claim and sue for a refund, the Company shall advance an amount equal to such payment to Employee, on an interest-free basis, and shall indemnify and hold Employee harmless, on an after-tax basis, from all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance, as any such amounts are incurred; and, further, provided, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim shall be reasonably acceptable to Employee and the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Employee shall be entitled to settle or contest, as the case may be, any other issue.

          (ii) If, after receipt by Employee of an amount advanced by the Company pursuant to paragraph (c)(i), Employee receives any refund with respect to such claim, Employee shall (subject to the Company's complying with the requirements of this Schedule II) promptly pay to the Company an amount equal to such refund (together with any interest paid or credited thereon after taxes applicable thereto), net of any taxes (including without limitation any income or excise taxes), interest, penalties or additions to tax and any other costs incurred by Employee in connection with such advance, after giving effect to such repayment. If, after the receipt by Employee of an amount advanced by the Company pursuant to paragraph (c)(i), it is finally determined that Employee is not entitled to any refund with respect to such claim, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be treated as a Gross-Up Payment and shall offset, to the extent thereof, the amount of any Gross-Up Payment otherwise required to be paid.

          (iii) For purposes of this Schedule II, whether the Excise Tax is applicable to a Payment shall be deemed to be "finally determined" upon the earliest of: (A) the expiration of the 15-day period referred to in paragraph (c)(i) above if the Company has not notified Employee that it intends to contest the underlying claim, (B) the expiration of any period following which no right of appeal exists, (C) the date upon which a closing agreement or similar agreement with respect to the claim is executed by Employee and the Taxing Authority (which agreement may be executed only in compliance with this Schedule II), (D) the receipt by Employee of notice from the Company that it no longer seeks to pursue a contest (which notice shall be deemed received if the Company does not, within 15 days following receipt of a written inquiry from Employee, affirmatively indicate in writing to Employee that the Company intends to continue to pursue such contest).

          (d) As a result of uncertainty in the application of Section 4999 that may exist at the time of any determination that a Gross-Up Payment is due, it may be possible that in making the calculations required to be made hereunder, the parties or their accountants shall determine that a Gross-Up Payment need not be made (or shall make no determination with respect to a Gross-Up Payment) that properly should be made ("Underpayment"), or that a Gross-Up

     Payment not properly needed to be made should be made ("Overpayment"). The determination of any Underpayment shall be made using the procedures set forth in paragraph (b) above and shall be paid to Employee as an additional Gross-Up Payment. The Company shall be entitled to use procedures similar to those available to Employee in paragraph (b) to determine the amount of any Overpayment (provided that the Company shall bear all costs of the accountants as provided paragraph (b)) . In the event of a determination that an Overpayment was made, any such Overpayment shall be treated for all purposes as a loan to Employee with interest at the applicable Federal rate provided for in Section 1274(d) of the Code; provided, however, that the amount to be repaid by Employee to the Company shall be subject to reduction to the extent necessary to put Employee in the same after-tax position as if such Overpayment were never made.

LC973100.078